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                                                                CONFORMED COPY


       NORTHWEST AIRLINES CORPORATION COMMON STOCK OPTION AGREEMENT

     COMMON STOCK OPTION AGREEMENT, dated as of May 1, 1998 (this "OPTION AGREEMENT"), between NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NWA CORP.") and KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V., a Netherlands corporation ("KLM").


                                W I T N E S S E T H :


     WHEREAS, NWA Corp. and KLM are parties to a Common Stock Repurchase Agreement dated as of September 29, 1997, as amended (the "ORIGINAL REPURCHASE AGREEMENT");

     WHEREAS, pursuant to the Original Repurchase Agreement, on September 29, 1997 NWA Corp. repurchased from KLM 6,800,000 shares of NWA Corp.'s Class A Common Stock, par value $.01 per share, and agreed to repurchase from KLM an additional 18,177,874 Shares over the next three years;

     WHEREAS, the parties wish to accelerate to the repurchase by NWA Corp. from KLM of such additional 18,177,874 Shares, and to that end have entered into the Accelerated Common Stock Repurchase Agreement, dated as of May 1, 1998 (the "ACCELERATED REPURCHASE AGREEMENT"; capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Accelerated Repurchase Agreement) to provide for such accelerated repurchase and certain other matters; and

     WHEREAS, as an inducement to the willingness of KLM to agree to the terms of the Accelerated Repurchase Agreement, NWA Corp. has agreed to grant KLM the Options (as hereinafter defined) and to enter into this Option Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Accelerated Repurchase Agreement, the parties hereto agree as follows:

                                  ARTICLE I

                               GRANT OF OPTIONS

          1.1 FIRST OPTION. (a) NWA Corp. hereby grants to KLM an irrevocable option (the "FIRST OPTION") to purchase, subject to the terms hereof, and subject to adjustment in accordance with Section 2.2(a) and 2.2(b), an aggregate of 13,277,874 Shares (the "FIRST OPTION SHARES") upon the occurrence of a First Option Trigger Event (as defined below).

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                                                                          2

          (b) The price at which the First Option is exercisable is equal to:

               (i) $237,694,888.24, which equals the sum of the aggregate original principal amount of the promissory notes issued pursuant to Sections 2.1(a)(ii) ("NOTE 2") and 2.1(a)(iii)(1) ("NOTE 3") of the Accelerated Repurchase Agreement; PLUS

               (ii) the sum of (A) an accretion factor at a 5% per annum rate applied to the principal amounts of Note 2 and Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (x) to the extent outstanding or repaid on the First Option Closing Date, the First Option Closing Date or (y) to the extent any portion of such principal amounts is repaid prior to the First Option Closing Date, on such earlier date or dates on which such repayments occur, plus (B) in the event any such repayments occur prior to the First Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 2 and/or Note 3 that may be made from time to time prior to the First Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the First Option Closing Date; PLUS

               (iii)  to the extent any interest payments have been made on
     Note 2 or Note 3 prior to the First Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the First Option Closing Date; PLUS

               (iv)  $336,730,772.35, which equals the amount stated in
     Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor (compounded annually) from the Closing Date to the First Option Closing Date; LESS

               (v) $28,052,064.10 if the First Option Closing Date is September 29, 1999, or such amount decreased by a 5% per annum accretion factor (compounded annually) if the First Option Closing Date is prior to such date or increased by a 5% per annum accretion factor (compounded annually) if the First Option Closing Date is after such date.

          (c) In the event a Control Transaction is consummated which results in a payment to KLM pursuant to Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates only to Shares subject to repurchase pursuant to Section 2.1(a)(ii) (and does not relate to Shares subject to repurchase pursuant to Section 2.1(a)(iii)) of the Accelerated Repurchase Agreement, the number of First Option Shares shall be reduced to 10,055,335, and the price at which the First Option is exercisable will be equal to:

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                                                                          3

               (i) $100,000,000.00, which equals the original principal amount of Note 3; PLUS

               (ii) the sum of (A) an accretion factor at a 5% per annum rate applied to the principal amount of Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (x) to the extent outstanding or repaid on the First Option Closing Date, the First Option Closing Date or (y) to the extent any portion of such principal amount is repaid prior to the First Option Closing Date, on such earlier date or dates on which such repayments occur, plus (B) in the event any such repayments occur prior to the First Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 3 that may be made from time to time prior to the First Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the First Option Closing Date; PLUS

               (iii)  to the extent any interest payments have been made on
     Note 3 prior to the First Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the First Option Closing Date; PLUS

               (iv)  $336,730,772.35, which equals the amount stated in
     Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor (compounded annually) from the Closing Date to the First Option Closing Date; LESS

               (v) $23,160,543.81 if the First Option Closing Date is September 29, 1999, or such amount decreased by a 5% per annum accretion factor (compounded annually) if the First Option Closing Date is prior to such date or increased by a 5% per annum accretion factor (compounded annually) if the First Option Closing Date is after such date.

          (d) In the event a Control Transaction is consummated which results in a payment to KLM pursuant to Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates to Shares subject to repurchase pursuant to Section 2.1(a)(ii) and 2.1(a)(iii) of the Accelerated Repurchase Agreement, the First Option shall be immediately null and void.

          1.2 SECOND OPTION. (a) NWA Corp. hereby grants to KLM an irrevocable option (the "SECOND OPTION") to purchase, subject to the terms hereof, an aggregate of 10,055,335 Shares (the "SECOND OPTION SHARES") upon the occurrence of a Second Option Trigger Event (as defined below).

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                                                                          4

          (b) The price at which the Second Option is exercisable is equal to:

               (i) $100,000,000.00, which equals the original principal amount of Note 3; PLUS

               (ii) the sum of (A) an accretion factor at a 5% per annum rate applied to the principal amount of Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (x) to the extent outstanding or repaid on the Second Option Closing Date, the Second Option Closing Date or (y) to the extent any portion of such principal amount is repaid prior to the Second Option Closing Date, on such earlier date or dates on which such repayments occur, plus (B) in the event any such repayments occur prior to the Second Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 3 that may be made from time to time prior to the Second Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the Second Option Closing Date; PLUS

               (iii)  to the extent any interest payments have been made on
     Note 3 prior to the Second Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the Second Option Closing Date; PLUS

               (iv)  $336,730,772.35, which equals the amount stated in
     Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor (compounded annually) from the Closing Date to the First Option Closing Date; LESS

               (v) $24,318,571.00 if the Second Option Closing Date is September 29, 2000, or such amount decreased by a 5% per annum accretion factor (compounded annually) if the Second Option Closing Date is prior to such date or increased by a 5% per annum accretion factor (compounded annually) if the Second Option Closing Date is after such date.

          (c) In the event a Control Transaction is consummated which results in a payment to KLM pursuant to Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates to Shares subject to repurchase pursuant to Section 2.1(a)(iii) of the Accelerated Repurchase Agreement, the Second Option shall be immediately null and void.

          1.3 DEFAULT OPTION. (a) NWA Corp. hereby grants to KLM an irrevocable option (the "DEFAULT OPTION") to purchase, subject to the terms hereof, and subject to adjustment in accordance with Section 2.4, the relevant number, as of the date of exercise of the Default Option, of Default Option Shares upon the occurrence of a Default Option Trigger

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                                                                          5
Event. The number of "DEFAULT OPTION SHARES" shall initially be 18,177,847 Shares and shall be reduced (on a cumulative basis) by

               (i) 4,900,000 Shares on the later of (x) the date of repayment in full of Note 1, (y) September 29, 1998 or (z) in the event on or prior to September 29, 1998, KLM has delivered to Northwest Airlines, Inc. ("Northwest") a notice under Section 1.04(b) of the Alliance Implementation Agreement of a Material Default on the part of Northwest, the date of either (A) Northwest's cure of such Material Default, (B) a determination by the arbitrator(s) appointed pursuant to Section 9.08 of the Alliance Implementation Agreement that no such a Material Default exists, or (C) if such arbitrator(s) make a determination that a Material Default on the part of Northwest exists but KLM does not thereafter give notice of termination of the Alliance Implementation Agreement within the three-month period specified in Section 1.04 of such Alliance Implementation Agreement, then immediately upon the expiration of such three-month period, it being the case that if clause
     (z) is applicable and neither subclauses (A), (B) or (C) occurs, the reduction provided by this subparagraph (i) shall not occur; PROVIDED, that upon consummation of a Control Transaction that results in a payment to KLM pursuant to Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates to Shares subject to repurchase pursuant to Section 2.1(a)(i) of the Accelerated Repurchase Agreement, the reduction provided by this subparagraph (i) shall occur concurrently with such payment;

               (ii) 3,222,559 Shares on the later of (x) the date of repayment in full of Note 2, (y) September 29, 1999 or (z) in the event on or prior to September 29, 1999, KLM has delivered to Northwest a notice under Section 1.04(b) of the Alliance Implementation Agreement of a Material Default on the part of Northwest, the date of either (A) Northwest's cure of such Material Default, (B) a determination by the arbitrator(s) appointed pursuant to Section 9.08 of the Alliance Implementation Agreement that no such a Material Default exists, or (C) if such arbitrator(s) make a determination that a Material Default on the part of Northwest exists but KLM does not thereafter give notice of termination of the Alliance Implementation Agreement within the three-month period specified in Section 1.04 of such Alliance Implementation Agreement, then immediately upon the expiration of such three-month period, it being the case that if clause (z) is applicable and neither subclauses (A), (B) or (C) occurs, the reduction provided by this subparagraph (ii) shall not occur; PROVIDED, that upon consummation of a Control Transaction that results in a payment to KLM pursuant to
     Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates to Shares subject to repurchase pursuant to Section 2.1(a)(ii) of the Accelerated Repurchase Agreement, the reduction provided by this subparagraph (ii) shall occur concurrently with such payment; and

               (iii) 10,055,335 Shares on the later of (x) the date of repayment in full of Note 3, (y) September 29, 2000 or (z) in the event on or prior to September 29, 2000, KLM has delivered to Northwest a notice under Section 1.04(b) of the Alliance Implementation Agreement of a Material Default on the part of Northwest, the date of either (A) Northwest's cure of such Material Default, (B) a determination by the

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                                                                          6

     arbitrator(s) appointed pursuant to Section 9.08 of the Alliance Implementation Agreement that no such a Material Default exists, or (C) if such arbitrator(s) make a determination that a Material Default on the part of Northwest exists but KLM does not thereafter give notice of termination of the Alliance Implementation Agreement within the three-month period specified in Section 1.04 of such Alliance Implementation Agreement, then immediately upon the expiration of such three-month period, it being the case that if clause (z) is applicable and neither subclauses (A), (B) or (C) occurs, the reduction provided by this subparagraph (iii) shall not occur; PROVIDED, that upon consummation of a Control Transaction that results in a payment to KLM pursuant to Section 2.2(d) of the Accelerated Repurchase Agreement, and such payment relates to Shares subject to repurchase pursuant to Section 2.1(a)(iii) of the Accelerated Repurchase Agreement, the reduction provided by this subparagraph (ii) shall occur concurrently with such payment.

          (b) The price at which the Default Option is exercisable is equal to:

               (i) If the number of Default Option Shares is 18,177,847, an amount equal to:

               (A) $443,671,591.16, which equals the sum of the aggregate original principal amount of Note 2, Note 3 and the promissory note issued pursuant to Section 2.1(a)(i) ("NOTE 1") of the Accelerated Repurchase Agreement; PLUS

               (B) the sum of (x) an accretion factor (compounded annually) at a 5% per annum rate applied to the principal amounts of Note 1,
          Note 2 and Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (1) to the extent outstanding or repaid on the Default Option Closing Date, the Default Option Closing Date or (2) to the extent any portion of such principal amounts is repaid prior to the Default Option Closing Date, on such earlier date or dates on which such repayments occur, plus (y) in the event any such repayments occur prior to the Default Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 1, Note 2 and/or Note 3 that may be made from time to time prior to the Default Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the Default Option Closing Date; PLUS

               (C)  to the extent any interest payments have been made on
          Note 1, Note 2 or Note 3 prior to the Default Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the Default Option Closing Date; PLUS

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                                                                          7

               (D)  $336,730,772.35, which equals the amount stated in
          Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor from the Closing Date to the Default Option Closing Date; LESS

               (E) $28,052,064.10 if the Default Option Closing Date is September 29, 1999, or such amount decreased by a 5% per annum accretion factor if the Default Option Closing Date is prior to such date or increased by a 5% per annum accretion factor if the Default Option Closing Date is after such date.

               (ii) If the number of Default Option Shares is 10,055,335, an amount equal to:

               (A) $100,000,000.00, which equals the original principal amount of Note 3; PLUS

               (B) the sum of (x) an accretion factor (compounded annually) at a 5% per annum rate applied to the principal amount of Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (1) to the extent outstanding or repaid on the Default Option Closing Date, the Default Option Closing Date or (2) to the extent any portion of such principal amount is repaid prior to the Default Option Closing Date, on such earlier date or dates on which such repayments occur, plus (y) in the event any such repayments occur prior to the Default Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 2 and/or Note 3 that may be made from time to time prior to the Default Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the Default Option Closing Date; PLUS

               (C)  to the extent any interest payments have been made on
          Note 3 prior to the Default Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the Default Option Closing Date; PLUS

               (D)  $336,730,772.35, which equals the amount stated in
          Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor from the Closing Date to the Default Option Closing Date; LESS

               (E) $24,318,571.00 if the Default Option Closing Date is September 29, 2000, or such amount decreased by a 5% per annum accretion factor if the

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                                                                          8

          Default Option Closing Date is prior to such date or increased by a 5% per annum accretion factor if the Second Option Closing Date is after such date.

               (iii) If the number of Default Option Shares is 10,055,335, an amount equal to:

               (A) $100,000,000.00, which equals the original principal amount of Note 3; PLUS

               (B) the sum of (x) an accretion factor (compounded annually) at a 5% per annum rate applied to the principal amount of Note 3 outstanding from time to time, with such accretion factor calculated based on the period from and after the Closing Date and ending on (1) to the extent outstanding or repaid on the Default Option Closing Date, the Default Option Closing Date or (2) to the extent any portion of such principal amount is repaid prior to the Default Option Closing Date, on such earlier date or dates on which such repayments occur, plus (y) in the event any such repayments occur prior to the Default Option Closing Date, an accretion factor (compounded annually) at a 5% per annum rate applied to the principal repayments of Note 2 and/or Note 3 that may be made from time to time prior to the Default Option Closing Date, with such accretion factor calculated based, in respect of each such principal repayment, on the period from and after the respective dates of such principal repayments and ending on the Default Option Closing Date; PLUS

               (C)  to the extent any interest payments have been made on
          Note 3 prior to the Default Option Closing Date, an amount calculated by applying a 5% per annum accretion factor, compounded annually, to the portion of each such interest payment representing interest accrued at a rate equal to 5% per annum, such accretion to be calculated from the date of each such interest payment to the Default Option Closing Date; PLUS

               (D)  $336,730,772.35, which equals the amount stated in
          Section 2.1(a)(iii)(2) of the Accelerated Repurchase Agreement, increased by a 5% per annum accretion factor from the Closing Date to the Default Option Closing Date; LESS

               (E) $24,318,571.00 if the Default Option Closing Date is September 29, 2000, or such amount decreased by a 5% per annum accretion factor if the Default Option Closing Date is prior to such date or increased by a 5% per annum accretion factor if the Second Option Closing Date is after such date.


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                                                                          9

                                  ARTICLE II

                          EXERCISABILITY OF OPTIONS

          2.1 COMMENCEMENT OF EXERCISABILITY. (a) KLM may exercise the First Option, the Second Option or the Default Option (each, an "Option") only upon the occurrence of a First Option Trigger Event, a Second Option Trigger Event or a Default Option Trigger Event, respectively (each, a "Trigger Event").

          (b) The deadline for providing notice of exercise of an Option following the occurrence of a Trigger Event shall be as follows:

               (i) In the case of a First Option Trigger Event described in paragraph (a) of Section 2.2, written notice of exercise of the First Option must be delivered by KLM to NWA Corp. no later than March 27, 2000; PROVIDED, on the date such notice is delivered the relevant Adverse U.S. Condition or Adverse European Condition (as defined below), as applicable, shall be continuing.

               (ii) In the case of a First Option Trigger Event described in paragraph (b) of Section 2.2, written notice of exercise of the First Option must be delivered by KLM to NWA Corp. during the 30 day period following the date on which Northwest gave KLM notice of termination of the Alliance Implementation Agreement as contemplated by said paragraph
     (b).

               (iii) In the case of a Second Option Trigger Event, written notice of exercise of the Second Option must be delivered by KLM to NWA Corp. no later than March 28, 2001; PROVIDED, on the date such notice is delivered the relevant Adverse U.S. Condition or Adverse European Condition, as applicable, shall be continuing.

               (iv) In the case of a Default Option Trigger Event, written notice of exercise of the Default Option must be delivered by KLM to NWA Corp. no later than ten Business Days after KLM has given notice to Northwest of its termination of the Alliance Implementation Agreement as contemplated by Section 2.4.

          2.2 FIRST OPTION TRIGGER EVENT. A "FIRST OPTION TRIGGER EVENT" shall mean the occurrence of either of the following:

               (a) On September 29, 1999, (A) the antitrust immunity presently granted to the Northwest/KLM commercial alliance by the U.S. Department of Transportation pursuant to Order 93-1-11 shall not have been renewed or otherwise maintained or such antitrust immunity shall not have been renewed and/or modified on terms as favorable in all material respects as the terms of the antitrust immunity granted to (1) the United-Lufthansa commercial alliance by the U.S. Department of Transportation pursuant to Order 96-5-27 and (2) the Delta/Swissair/Austrian/Sabena commercial alliance by the U.S. Department of Transportation pursuant to Order 96-6-33 or (B) the European Commission shall have imposed conditions on the

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                                                                         10

     Northwest/KLM commercial alliance equivalent to the conditions proposed with respect to the pending commercial alliance between British Airways and American Airlines, the terms of which were reported in the media on or about August and/or September of 1997 prior to September 29, 1997 such that KLM's and Northwest's abilities to operate as contemplated in the Alliance Implementation Agreement shall have been materially adversely affected (the events described in (A) and (B) above being referred to as "ADVERSE U.S. CONDITION" and the "ADVERSE EUROPEAN CONDITION", respectively), AND KLM shall not have exercised the First Option pursuant to Section 2.2(b) or the Default Option with respect to any number of Shares other than 10,055,335; PROVIDED, that if KLM shall have exercised the Default Option with respect to 10,055,335 Shares prior to exercising the First Option, KLM shall only have the right to exercise the First Option with respect to 3,222,559 Shares, and the aggregate price set forth in Section 1.1(b) for the purchase of such First Option Shares will be adjusted accordingly; or

               (b) Within three months after the later of (i) September 29, 1998 and (ii) the completion of any arbitration proceedings referred to in the fourth paragraph of the Hub Restrictions Letter (as defined below), Northwest shall have given KLM notice of termination of the Alliance Implementation Agreement entered into by KLM and Northwest on September 29, 1997 in accordance with the letter agreement dated as of September 29, 1997 between Northwest and KLM (the "HUB RESTRICTIONS LETTER"), AND KLM shall not have exercised the First Option pursuant to
     Section 2.2(a) or the Default Option with respect to any number of Shares other than 10,055,335; PROVIDED, that if KLM shall have exercised the Second Option or the Default Option with respect to 10,055,335 Shares prior to exercising the First Option, KLM shall only have the right to exercise the First Option with respect to 3,222,559 Shares, and the aggregate price set forth in Section 1.1(b) for the purchase of such First Option Shares will be adjusted accordingly.

          2.3 SECOND OPTION TRIGGER EVENT. A "SECOND OPTION TRIGGER EVENT" shall occur if on September 29, 2000 an Adverse U.S. Condition or an Adverse European Condition shall have occurred and be continuing, AND KLM shall not have exercised the First Option or the Default Option.

          2.4 DEFAULT OPTION TRIGGER EVENT. A "DEFAULT OPTION TRIGGER EVENT" shall occur if, after requisite notice and opportunity to cure having been provided to Northwest in accordance with the terms of the Alliance Implementation Agreement, KLM has exercised its right under the Alliance Implementation Agreement to terminate such Alliance Implementation Agreement as a result of a Material Default on the part of Northwest (as such term is defined in such Alliance Implementation Agreement), any arbitration proceedings under Section 9.08 of such Alliance Implementation Agreement have been concluded and such Alliance Implementation Agreement has been terminated in accordance with its terms; PROVIDED, that if KLM shall have exercised the First Option prior to exercising the Default Option, KLM shall only have the right to exercise the Default Option with respect to a number of Shares equal to the number of Shares which KLM would have had the right to purchase pursuant to the Default Option had it not exercised the First Option minus

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                                                                         11

13,277,874 (if such calculation results in a number that is not a positive number, KLM's right to exercise the Default Option shall immediately terminate), and the aggregate price set forth in Section 1.3(b) for the purchase of such Default Option Shares will be adjusted accordingly; PROVIDED, FURTHER, that if KLM shall have exercised the Second Option prior to exercising the Default Option, KLM shall only have the right to exercise the Default Option with respect to a number of Shares equal to the number of Shares which KLM would have had the right to purchase pursuant to the Default Option had it not exercised the Second Option minus 10,055,335 (if such calculation results in a number that is not a positive number, KLM's right to exercise the Default Option shall immediately terminate), and the aggregate price set forth in Section 1.3(b) for the purchase of such Default Option Shares will be adjusted accordingly.

          2.5 MANNER OF EXERCISE. (a) To exercise the First Option, the Second Option or the Default Option, KLM shall on or prior to the deadline set forth in Section 2.1 deliver written notice to NWA Corp. of KLM's exercise of the relevant option. Such notice shall describe in reasonable detail the basis upon which the relevant Trigger Event is deemed to have occurred, and the Option Closing Date shall be 15 Business Days after the date of the notice of exercise. On such Option Closing Date, KLM shall pay the applicable exercise price in Cash, against delivery by NWA Corp. to KLM of one or more stock certificates and/or other property comprising the Shares. To the extent that KLM is the holder of one or more outstanding Notes, KLM may demand prepayment of such Note(s) held by it (including accrued and unpaid interest but without any obligation on the part of NWA Corp. to pay any Make-Whole Premium thereunder), and the amount owed by KLM to NWA Corp. in connection with the relevant option exercise may be offset against the amount owed by NWA Corp. to KLM under such Note(s) (including any accrued and unpaid interest thereon) being prepaid.

          (b) Shares acquired upon KLM's exercise of the First Option, the Second Option or the Default Option are referred to as "OPTION SHARES".

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          3.1 REPRESENTATIONS AND WARRANTIES OF NWA CORP. NWA Corp. represents and warrants to KLM as follows:

               (a) NWA Corp. has all requisite corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by NWA Corp.'s Board of Directors and no other corporate proceedings on the part of NWA Corp. are necessary to authorize the execution and delivery of this Option Agreement or to consummate the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by NWA Corp. and constitutes the legal, valid and binding agreement of NWA Corp., enforceable against NWA Corp. in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

               (b) NWA Corp. has taken all necessary corporate action to authorize and reserve and to permit it to issue or sell out of its treasury, as the case may be, and at all times from the date hereof through the termination of this Option Agreement in accordance with its terms will have reserved for issuance or sale out of its treasury upon the exercise of any Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time subject to an Option, and all such Shares of Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

          3.2 REPRESENTATIONS AND WARRANTIES OF KLM. KLM represents and warrants to NWA Corp. as follows:

               (a) KLM is acquiring the Options and will be acquiring the Option Shares for its own account for investment with no intention of distributing or reselling such Options or Option Shares or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof or any other jurisdiction, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Option Shares in compliance with the transfer restrictions described in Section 4.2.

               (b) KLM acknowledges that the Options and Option Shares to be issued to it are being offered and sold without registration under the Securities Act of 1933 (the "SECURITIES ACT") in reliance upon the exemption provided in Section 4(2) of the Securities Act.

                                  ARTICLE IV

                                 MISCELLANEOUS

          4.1 STATUS OF OPTION SHARES. KLM covenants and agrees that all Option Shares held by KLM shall not be registered on the Foreign Stock Registry of NWA Corp. so long as such Option Shares are held by KLM or any of its Affiliates.

          4.2 SECURITIES LAW REQUIREMENTS. (a) No Option Shares may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale") unless the holder thereof shall have given written notice to NWA Corp. or its successor of the holder's intention to effect the sale describing the manner and circumstances thereof (which circumstances shall include the sale of at least 5,000 Shares) and shall have represented in such notice that the proposed sale may be effected without registration under the Securities Act or under applicable blue sky laws. Such proposed sale may be effected only if NWA Corp. shall have received such notice and such representation and notified the holder in writing that either (i) NWA Corp. accepts such representation or (ii) NWA Corp. requires a written opinion of counsel reasonably satisfactory to NWA Corp. addressed to NWA Corp. to the effect that the proposed sale may be effected without registration under the Securities Act or under applicable blue sky laws. Upon delivery by NWA Corp. of the notice described in clause (i) of the preceding sentence or receipt by NWA Corp. of a reasonably satisfactory legal opinion as contemplated by clause (ii) of the preceding sentence, the holder shall be entitled to effect a sale of Option Shares as described in and in accordance with the terms of the notice delivered by the holder to NWA Corp. The holder will cause any proposed transferee of Option Shares to agree to take and hold such Option Shares subject to the provisions and upon the conditions specified herein. Such Option Shares transferred as provided above shall bear the legend set forth in subparagraph (b) below.

          (b) The certificates representing the Option Shares shall bear the following legend:

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.
     NEITHER THESE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          (c) The certificates representing the Option Shares, and each certificate issued in transfer or exchange thereof, shall also bear any legend required under any applicable securities or blue sky laws.

          (d) NWA Corp. may make a notation on its records or give instructions to any transfer agents of the Common Stock in order to implement the restrictions on transfer set forth in this Section 4.2. NWA Corp. shall not incur any liability for any delay in recognizing any transfer of Option Shares if NWA Corp. reasonably believes that such transfer may have been or would be in violation of the provisions of the Securities Act or applicable blue sky laws.

          (e) The provisions of Section 4.2 shall not apply to any sale of Option Shares pursuant to an effective registration statement under the Securities Act.

          4.3 CHOICE OF LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS OPTION AGREEMENT HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE
JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS OPTION AGREEMENT.

          4.4 COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          4.5 NOTICES. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

          If to NWA Corp.:

               2700 Lone Oak Parkway
               Eagan, Minnesota  55121
               Attention:  Senior Vice President, General Counsel
                             and Secretary
               Fax:  (612) 726-7123

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Robert L. Friedman, Esq.
               Fax:  (212) 455-2502

          If to KLM:

               Koninklijke Luchtvaart Maatschappij N.V.
               Amsterdamseveg 55
               1192 G P Amstelveen
               The Netherlands
               Attention:  Senior Vice President and General
                             Counsel
               Fax:  011-3120-648-8096

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York  10019
               Attention:  Daniel Cunningham, Esq.
               Fax:  (212) 474-3700

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) on the date received, if sent by fax.

          4.6 ASSIGNMENT; SUCCESSORS. The Options shall not be transferable. Neither KLM nor NWA Corp. may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; PROVIDED, that if Shares shall at any time consist not of Common Stock but of shares or other securities issued by a person other than NWA Corp., NWA Corp. may assign its rights and obligations hereunder to such other person if such person undertakes in writing to perform NWA Corp.'s obligations hereunder and NWA Corp. unconditionally guarantees the performance by such assignee of NWA Corp.'s obligations hereunder pursuant to a written agreement satisfactory to KLM, and such other person shall assume the rights and obligations of NWA Corp. hereunder as though it were a party hereto. Any assignment in contravention of this provision shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

          4.7 ENTIRE AGREEMENT; NO ORAL WAIVER. This Agreement together with the Accelerated Repurchase Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

          4.8 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          4.9 SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4.6; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

          4.10 REMEDIES. Each of the parties hereto acknowledges that the rights granted to the other party hereto in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the other party hereto could not be compensated for by damages. Accordingly, in the event of any failure or refusal by the other party hereto to comply with any covenant or agreement contained in this Agreement each of the parties hereto shall be entitled, in addition to any other remedies that such party may have, to enforcement of this Agreement by a decree of specific performance requiring the other party hereto to fulfill its obligations under this Agreement.

          4.11 INTERPRETATION. To the extent any ambiguity arises concerning the interpretation of this Agreement, the parties agree that this Agreement, together with the other documents and instruments contemplated hereby, is intended to preserve the rights and obligations of the parties under the Original Repurchase Agreement to the fullest extent possible, assuming that the accelerated repurchase transactions contemplated by Section 2.1 of the Accelerated Repurchase Agreement take place, and, accordingly, any such ambiguity hereunder shall be resolved in light of such intent.

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Option Agreement as of the day and year first above written.

                                       NORTHWEST AIRLINES CORPORATION



                                       By: /s/ James A. Lawrence
                                           ----------------------------------
                                           Name:  James A. Lawrence
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


                                       By: /s/ Douglas M. Steenland
                                           ----------------------------------
                                           Name:  Douglas M. Steenland
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary



                                       KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V.



                                       By: /s/ H. A. Petermeijer
                                           ----------------------------------
                                           Name:  H. A. Petermeijer
                                           Title: Director Corporate Finance